                                                      CSW International, Inc.
                                                 Investments in Project Parents
                                              For the Quarter ended March 31, 1997
                                                           (thousands)


                                      Project                 Wholly Owned
     Facility                         Parent                  Subsidiary Of                     Description              Investment
-----------------------------------------------------------------------------------------------------------------------------------

Enerteck, S.A. de C.V.         CSW International, Inc.  Central and South West Corp.  Construction Loan/Development Costs   $5,605

Energia Internacional de CSW   CSW International, Inc.  Central and South West Corp.  Additional Paid-in-Capital/               10
                                                                                      Development Costs

